SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2007

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6800 Gateway Park Drive San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)
N/A

Copy of all Communications to:
Luis Carrillo
SteadyLaw Group, LLP
501 W. Broadway, Suite 800
San Diego, CA 92101
main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On May 23, 2007, we finalized and issued a warrant (“Warrant”) to purchase 1,900,000 shares of common stock at $2.50 per share to National Advisors, Inc. (“NAI”). This Warrant expires March 31, 2010. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in this transaction. This transaction did not involve a public offering. NAI had knowledge and experience in financial and business matters that allowed it to evaluate the merits and risk associated with the Warrant. NAI was knowledgeable about our operations and financial condition.

The Warrant was issued under an exemption from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder. NAI is an “accredited investor” under the Act.

The terms and conditions of the Warrant are fully set forth in Exhibits 10.1 to this Current Report on Form 8-K, which is specifically incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2007	Ethos Environmental, Inc.
By: /s/ Thomas W Maher
Thomas W Maher, CFO